WILLIS LEASE FINANCE CORPORATION
CERTIFICATE OF CORRECTION
OF
THIRD AMENDED AND RESTATED CERTIFICATE OF DESIGNATIONS, PREFERENCES, AND RELATIVE RIGHTS AND LIMITATIONS
OF
SERIES A PREFERRED STOCK
filed on September 16, 2024
1. The name of the corporation is Willis Lease Finance Corporation (the “Corporation”).
2. A Third Amended and Restated Certificate of Designations, Preferences, and Relative Rights and Limitations of Series A Preferred Stock (the “September 16 Certificate of Designations”) was filed with the Secretary of State of the State of Delaware on September 16, 2024, and such September 16 Certificate of Designations requires nullification as permitted by Section 103 of the General Corporation Law of the State of Delaware.
3. The inaccuracies or defects of said September 16 Certificate of Designations are that (a) it incorrectly identifies the name of one of the signing persons, and (b) it incorrectly refers to the filing date of the earlier Second Amended and Restated Certificate of Designations, Preferences and Related Rights and Limitations of the Series A Cumulative Redeemable Preferred Stock as September 25, 2023.
4. The September 16 Certificate of Designations is hereby rendered null and void.
5. In addition to the September 16 Certificate of Designations, an additional Third Amended and Restated Certificate of Designations, Preferences and Related Rights and Limitations of the Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on September 17, 2024. This Certificate of Correction is not intended to nullify or otherwise correct or modify such filing made on September 17, 2024.
[Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be executed and attested by the undersigned persons in the capacities indicated as of this 23rd day of September, 2026.

By:    /s/ Scott B. Flaherty
Name:    Scott B. Flaherty
Title:    Executive Vice President and Chief Financial Officer

Attest:

By:    /s/ Z. Clifton Dameron IV
Name:    Z. Clifton Dameron IV
Title:    Corporate Secretary

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